                                                                      Exhibit 11
                                  CELERITEK, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   Fiscal year ended March 31,
                                                                                     ----------------------------------------------
PRIMARY                                                                                       1997          1996            1995
---------                                                                                 ----------      ---------       ---------
Net income .....................................................................             $3,656          $2,276          $  284

Add accretion of redeemable common stock, net of income tax affect .............                -               -                29
                                                                                             ------          ------          ------
        Total ..................................................................             $3,656          $2,276          $  313
                                                                                             ======          ======          ======

Common and common equivalent shares outstanding:
    Common stock ...............................................................              7,017           5,505           1,627
    Redeemable common stock ....................................................                -               -                50
    Convertible preferred  stock ...............................................                -               -             3,201
    Options ....................................................................                335             305             308
Common and common stock equivalent shares related to stock and option issuances
    in accordance with SAB No. 55, 64, and 83  .................................                -               149             258
                                                                                             ------          ------          ------
Common and common equivalent shares used in computing per share amounts ........              7,352           5,959           5,444
                                                                                             ======          ======          ======
Net income per share ...........................................................             $ 0.50          $ 0.38          $ 0.06
                                                                                             ======          ======          ======


                                                                                               Fiscal year ended March 31,
                                                                                     ----------------------------------------------
FULLY DILUTED                                                                                 1997          1996           1995
-------------                                                                             ----------      ----------      ---------
Net income ...................................................................               $3,656          $2,276          $  284

Add accretion of redeemable common stock, net of income tax affect ...........                  -               -                29
                                                                                             ------          ------          ------
        Total ................................................................               $3,656          $2,276          $  313
                                                                                             ======          ======          ======

Common and common equivalent shares outstanding:
    Common stock .............................................................                7,017           5,505           1,627
    Redeemable common stock ..................................................                  -               -                50
    Convertible preferred  stock .............................................                  -               -             3,201
    Options ..................................................................                  335             437             308
Common and common stock equivalent shares related to stock and option issuances
    in accordance with SAB No. 55, 64, and 83  ...............................                  -               149             258
                                                                                             ------          ------          ------
Common and common equivalent shares used in computing per share amounts ......                7,352           6,091           5,444
                                                                                             ======          ======          ======
Net income per share .........................................................               $ 0.50          $ 0.37          $ 0.06
                                                                                             ======          ======          ======